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                                                                     Exhibit 3.2

                          IMPERIAL PARKING CORPORATION

                          AMENDED AND RESTATED BY-LAWS

                            Adopted March ____, 2000


                                    ARTICLE I

                                     OFFICES

         Section 1. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

         Section 2. The corporation also may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may from time to time require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

        Section 1. Meetings; Generally. Meetings of stockholders for any purpose may be held on such date and at such time and place, either within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meetings. Annual meetings of stockholders, commencing with the year 2001 shall be held at 10:00 a.m. on the 15th day of March each year, if not a legal holiday, and if a legal holiday, at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the stockholders shall elect such Class of the Board of Directors as

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provided in Article III and transact such other business as may properly be brought before the meeting as provided in Section 11 of this Article.

         Section 3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date, and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

         Section 4. Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of stock registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         Section 5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may only be called in the manner and by those parties enumerated in the Certificate of Incorporation.

         Section 6. Notice of Special Meetings. Written notice of a special meeting of stockholders, stating the place, date, and hour of the meeting and the purpose or purposes for which the meeting is called, shall

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be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

         Section 7. Purpose of Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice, except to the extent that a stockholder has properly brought notice of other matters for consideration as provided in Section 11 of this Article.

         Section 8. Quorum; Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented by proxy, any business may be transacted which might have been transacted at the meeting as originally notified. Notwithstanding the foregoing, if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 9. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before the meeting, unless the question is one upon which by express provision of the statutes, of

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the Certificate of Incorporation or of these By-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 10. Proxies. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

         Section 11. Matters Properly Brought; No Actions Without a Meeting. In order for any matter to be considered "properly brought" before a special or annual meeting of the stockholders, a stockholder must comply with the advance notice and information disclosure requirements hereinafter provided in this Section. The stockholder must deliver written notice of the matter to the Secretary to be received not less than sixty (60) days nor more than ninety (90) days prior to the meeting. However, if less than seventy (70) days notice or prior public disclosure of the date of the meeting is given to stockholders, the notice would have to be received by the Secretary not later than the close of business on the tenth (10) following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first. If the matter relates to the election of directors, the notice must set forth specific information regarding each nominee and the nominating stockholder, which the Board of Directors may specify at the time of the notice. For any other matter, the notice must set forth a brief description of the business desired to be brought and the reasons for conducting business at the annual meeting and certain information which the Board of Directors may specify at the time of the notice regarding the proponent stockholders.

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         Unless otherwise provided in the Certificate of Incorporation, any action required to be taken or which may be taken at any annual or special meeting of stockholders of the corporation, may not be taken by written action in lieu of a meeting.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. Number and Election. The number of directors which shall constitute the whole Board shall not be less than three nor more than fifteen, as from time to time determined at annual or special meetings of the stockholders by affirmative vote of the holders of a majority of the shares represented and entitled to vote at such meetings. Directors shall be divided into three classes, to be known as Class I, Class II and Class III. The classes shall be as nearly equal in size as possible. In case of any increase or decrease in the number of directors, the additional or remaining directors, as the case may be, shall be distributed among several classes as nearly equally as possible. A decrease in the number of directors shall not shorten the term of any director then in office. The Board of Directors as of the date of the adoption of these By-laws shall consist of nine directors. Thereafter, within the limits above specified, the number of directors shall be determined by resolution of the Board of Directors.

         The Board will initially consist of three Class I directors (Mr. Lasky, Mr. Scully and Ms. Tighe), three Class II directors (Messrs. Embry, Huntzinger and Woods) and three Class III directors (Messrs. Ackman and Friedman and Ms. Stewart). At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The initial terms of the Class I directors, Class II directors and Class III directors expire upon the election

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and qualification of successor directors at the annual meeting of stockholders held during the calendar years 2001, 2002 and 2003, respectively. At each annual meeting of the stockholders beginning in 2001, successors to the directors whose terms expire at that meeting shall be elected to three-year terms. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each director elected shall hold office until his successor is elected and qualified. The election of directors need not be by written ballot. Directors need not be stockholders.

         The term of office for each director shall be three (3) years (except as provided above) and the members of one class of directors shall be elected annually to serve for such term; except that, initially as provided in the previous paragraph or whenever necessary, a director may be elected for a shorter term in order to provide for a proper rotation of directors. A director shall hold office until the annual meeting of stockholders coinciding with the termination of the term of the class of directors to which he was elected and until his successor shall be elected and qualified or until his earlier resignation, removal from office or death.

         Section 2. Liability of Directors. A director of the corporation shall not be personally liable to the corporation or its stockholders as provided in the Certificate of Incorporation.

         Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may only be filled by a vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

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         Section 4. Powers. The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

         Section 5. Meetings, Generally. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 6. First Meeting. The first meeting of the Board of Directors, including each newly elected director, shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the Board of Directors to hold a meeting immediately following the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         Section 8. Special Meetings. Special meetings of the Board may be called by the President on three (3) days notice to each director, either personally or by mail, by telegram or by facsimile transmission; special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of two directors unless the Board consists of only one director, in which case special meetings shall be called by the President or the Secretary in like manner and on like notice on the written request of the sole director.

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         Section 9. Quorum. At all meetings of the Board, four directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 10. Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 11. Participation by Conference Telephone. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

         Section 12. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

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         In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-laws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

         Section 13. Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

         Section 14. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and

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receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 15. Removal. At a meeting of stockholders called expressly for that purpose, any director or the entire Board of Directors may be removed from office at any time with cause, but only by the affirmative vote of the holders of more than fifty percent of the shares of capital stock of the corporation then entitled to vote.

                                   ARTICLE IV

                                     NOTICES

         Section 1. By Mail. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors also may be given by telegram.

         Section 2. Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                    ARTICLE V

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                                    OFFICERS

         Section 1. The officers of the corporation shall be chosen by the Board of Directors. There shall be one Chairman of the Board, a President, a Secretary, and a Treasurer. The Board of Directors also may choose one or more Vice-Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-laws otherwise provide.

         Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board, a President, a Secretary, and a Treasurer.

         Section 3. Additional Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

         Section 4. Salaries. The salaries and other compensation, including, but not limited to, benefits, bonuses, and perquisites, of all officers of the corporation shall be fixed by the Board of Directors.

         Section 5. Tenure; Removal; Vacancy. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

         Section 6. Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the Board of Directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other

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contracts, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

         Section 7. President. The President shall be the chief operational officer of the corporation, and shall have management of the day-to-day operations of the corporation.

         Section 8. Vice-President. In the absence of the President or in the event of his inability or refusal to act, the Vice-President, if any (or in the event there be more than one Vice-President, the most senior Vice-President, or in the absence of any such designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice-President or Vice-Presidents, if any, shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
         Section 9. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be.

         Section 10. Assistant Secretary. The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his

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inability or refusal to act, perform the duties and exercise the powers of the
Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 11. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the corporation.

         Section 12. Bond. If required by the Board of Directors, the Treasurer shall give the corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 13. Assistant Treasurer. The Assistant Treasurer, if any, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence or disability of the Treasurer or upon the direction of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall

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perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

         Section 1. Form of Certificates and Signatures. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman of the Board, the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares of stock owned by him in the corporation.

         Certificates may be issued for partly paid stock and in such case upon the face or back of the certificates issued to represent any such partly paid stock, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

         If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to

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each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 2. Facsimile Signatures. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 4. New Issues. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for stock duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

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         Section 5. Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 6. Recognition of Ownership. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of stock to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                   ARTICLE VII

                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any

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regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation.

         Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         Section 3. Statement of Corporate Conditions. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

         Section 4. Endorsement of Checks and Notes. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 5. Fiscal Year. The fiscal year of the corporation shall be the calendar year.

         Section 6. Annual Audit. A firm of independent certified public accountants shall be appointed by the Chairman of the Board with the approval of the Board of Directors. These accountants shall perform an independent audit of the annual financial statements of the corporation.

         Section 7. Transfer Agent and Registrar. Until the Chairman of the Board appoints a successor, the transfer agent and registrar for the common stock of the corporation is National City Bank.


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                                  ARTICLE VIII

                          INDEMNIFICATION AND INSURANCE

       Section 1. Right to Indemnity. Except as otherwise provided in the Certificate of Incorporation, each person who was or is made a party or is threatened to be made a party to or is involved in any action, lawsuit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer, of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the corporation with respect to any actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action or proceeding, actions that the person had no reasonable cause to believe were unlawful, to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement) with respect by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of his heirs, executors and administrators; provided, however, that, except as

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provided in Section 2 hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article VIII shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         Section 2. Action to Enforce Indemnity. If a claim under Section 1 hereof is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the

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standards of conduct which make it permissible under the Delaware General
Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 3. Non-Exclusivity. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

         Section 4. Insurance. The corporation may maintain insurance as provided in the Certificate of Incorporation.

                                   ARTICLE IX

                                   AMENDMENTS

         Section 1. These Amended By-laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the

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Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal By-laws is conferred upon the Board of Directors by the Certificate of Incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal By-laws.

         Notwithstanding anything to the contrary herein, Sections 1, 2, 3, 5, 6, 7 and 11 of Article II and Sections 1, 3 and 5 of Article III may be altered, amended or repealed upon the affirmative vote of holders of more than fifty percent of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors.

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